Exhibit 99.1

Itron Announces First Quarter 2012 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--April 25, 2012--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its first quarter ended March 31, 2012. Highlights include:

• Quarterly revenues of $572 million;

• Quarterly GAAP diluted net earnings per share of 63 cents;

• Quarterly non-GAAP diluted net earnings per share of 91 cents;

• Quarterly cash flow from operations and free cash flow of $54 million and $42 million;

• Quarterly adjusted EBITDA of $67 million;

• Twelve-month backlog of $760 million and total backlog of $1.2 billion; and

• Quarterly bookings of $488 million.

“We’re off to a good start to the year on revenue with our newly implemented global Energy and Water segments both contributing to four percent sales growth at constant currency,” said LeRoy Nosbaum, Itron’s president and chief executive officer. “Our expenses are higher compared to last year as we are building the Energy and Water sales teams in Latin America and Asia-Pacific, undertaking new product development projects globally, and implementing a global ERP system and organization structure to support our new global operations. This impacted our operating margin compared to the prior year but the initiatives are intended to make us more efficient and better positioned to capitalize on opportunities around the world.”

Financial Results

Revenues for the quarter were $572 million compared to $564 million in the same period in 2011. Changes in foreign currency exchange rates unfavorably impacted revenue by $13 million for the quarter. The increase in revenue for the quarter was due to growth in both the Energy and Water segments. Energy revenue increased over the prior year primarily due to increased smart gas module shipments in North America and increased electric product shipments in Europe and Asia-Pacific. In addition, OpenWay project revenue in North America increased $3 million over the same period in 2011. Revenue growth in the Water segment was driven by increased meter shipments in Latin America and Europe.

Gross margin for the quarter was 32.0 percent compared to the prior year period margin of 32.8 percent. In the prior year period, an $8.6 million gain from a recovery of a warranty claim was recorded which positively impacted the gross margin by 1.5 percentage points. Excluding the impact of this gain, gross margin improved 0.7 percentage points over the prior year primarily due to a $4 million decrease in warranty expenses.

GAAP operating expenses were $144 million in the quarter compared to $135 million in the same period last year. Changes in foreign currency exchange rates favorably impacted operating expenses by $3 million for the quarter. The increase in expenses was due to sales and marketing efforts in both the Energy and Water segments, increased product research and development in the Energy segment and increased Corporate general and administrative costs, including acquisition-related expenses related to the SmartSynch acquisition which is anticipated to close in early May.

Net interest expense was $2.2 million for the quarter compared to $11.8 million in the same period last year. The decrease in net interest expense was due to a reduced principal balance and lower effective interest rates. The company refinanced its bank debt in August 2011 which significantly reduced the interest rate. During the quarter, we reduced our debt by approximately $14 million.

GAAP net income and diluted EPS for the quarter was $25 million, or 63 cents per share, compared to net income of $27 million, or 66 cents per share in the same period in 2011. The decrease in 2012 net income for the quarter was due to an increase in operating expenses offset by a decrease in net interest expense.

Non-GAAP operating expenses for the quarter, which excludes amortization of intangibles, restructuring charges and acquisition related expenses, increased $9 million over prior year. An increase of $12 million related to global sales and marketing activity, product research and development, and general administrative costs, was partially offset by a decrease of $3 million due to currency fluctuations. Non-GAAP net income and diluted EPS for the quarter was $36 million, or 91 cents per share, compared to $41 million, or 99 cents per share, in the same period in 2011. The decrease in non-GAAP net income for the quarter was due to an increase in operating expenses partially offset by a decrease in interest expense.

During the quarter, the company repurchased 282,090 shares of Itron common stock at an average price of $37.56 per share pursuant to Board authorization to repurchase up to $100 million of Itron common stock during a 12 month period beginning October 2011. The company has repurchased approximately 1.1 million shares of Itron common stock at an average price of $36.20 per share since inception of the program, representing 2.7 percent of total shares outstanding as of October 2011.

Earnings Conference Call:

Itron will host a conference call to discuss the financial results and guidance contained in this release at 5:00 p.m. Eastern Daylight Time (EDT) on April 25, 2012. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 15 minutes before the start of the call and are accessible on Itron’s website at www.itron.com under the Investors page. The webcast replay will begin after the conclusion of the live call and will be available for two weeks. A telephone replay of the call will also be available approximately one hour after the conclusion of the live call, for 48 hours, and is accessible by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International), entering passcode 1314113.

About Itron

Itron is a leading provider of energy and water resource management solutions for nearly 8,000 utilities around the world. We offer end-to-end solutions that include electricity, gas, water and thermal energy measurement and control technology; communications systems; software; and professional services. With more than 9,000 employees doing business in more than 130 countries, Itron empowers utilities to responsibly and efficiently manage energy and water resources. To realize a sustainable future, start here: www.itron.com.

Forward Looking Statements:

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2011 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

Non-GAAP Financial Information:

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance and our future anticipated performance by excluding infrequent or non-cash costs, particularly those associated with acquisitions. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2012	2011
Revenues	$571,640	$563,691
Cost of revenues	388,535	378,713
Gross profit	183,105	184,978

Operating expenses
Sales and marketing	49,856	44,478
Product development	44,356	40,142
General and administrative	36,570	34,672
Amortization of intangible assets	11,913	15,597
Restructuring expense	789	-
Total operating expenses	143,484	134,889

Operating income	39,621	50,089
Other income (expense)
Interest income	193	308
Interest expense	(2,437)	(12,114)
Other income (expense), net	(2,176)	(1,590)
Total other income (expense)	(4,420)	(13,396)

Income before income taxes	35,201	36,693
Income tax provision	(9,629)	(9,567)
Net income	25,572	27,126
Net income attributable to non-controlling interests	219	6
Net income attributable to Itron, Inc.	$25,353	$27,120

Earnings per common share - Basic	$0.64	$0.67
Earnings per common share - Diluted	$0.63	$0.66

Weighted average common shares outstanding - Basic	39,913	40,546
Weighted average common shares outstanding - Diluted	40,216	41,045

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2012	2011
Revenues
Energy
Electricity	$284,460	$275,571
Gas	153,287	156,245
Total Energy	$437,747	$431,816
Water	133,893	131,875
Total Company	$571,640	$563,691

Gross profit
Energy	$134,603	$137,584
Water	48,502	47,394
Total Company	$183,105	$184,978

Operating income (loss)
Energy	$38,164	$43,168
Water	15,937	16,854
Corporate unallocated	(14,480)	(9,933)
Total Company	$39,621	$50,089

METER AND MODULE SUMMARY

(Units in thousands)
	Three Months Ended March 31,
	2012	2011
Meters
Standard	4,880	4,870
Advanced and Smart	2,250	1,890
Total meters	7,130	6,760

Stand-alone communication modules
Advanced and Smart	1,590	1,430

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$154,438	$133,086
Accounts receivable, net	389,178	371,641
Inventories	210,658	195,837
Deferred tax assets current, net	58,727	58,172
Other current assets	87,431	81,618
Total current assets	900,432	840,354

Property, plant, and equipment, net	263,803	262,670
Deferred tax assets noncurrent, net	18,679	22,144
Other long-term assets	30,256	62,704
Intangible assets, net	234,313	239,500
Goodwill	650,996	636,910
Total assets	$2,098,479	$2,064,282

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$245,983	$246,775
Other current liabilities	57,537	53,734
Wages and benefits payable	82,021	93,730
Taxes payable	14,971	11,526
Current portion of debt	15,000	15,000
Current portion of warranty	48,235	52,588
Unearned revenue	45,263	37,369
Total current liabilities	509,010	510,722

Long-term debt	423,752	437,502
Long-term warranty	29,016	26,948
Pension plan benefit liability	64,432	62,449
Deferred tax liabilities noncurrent, net	29,011	31,699
Other long-term obligations	73,483	73,417
Total liabilities	1,128,704	1,142,737

Commitments and contingencies

Equity
Preferred stock	-	-
Common stock	1,313,316	1,319,222
Accumulated other comprehensive loss, net	(8,596)	(37,160)
Accumulated deficit	(349,784)	(375,137)
Total Itron, Inc. shareholders' equity	954,936	906,925
Non-controlling interests	14,839	14,620
Total equity	969,775	921,545
Total liabilities and equity	$2,098,479	$2,064,282

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31,
	2012	2011
Operating activities
Net income	$25,572	$27,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,227	31,531
Stock-based compensation	4,198	4,975
Amortization of prepaid debt fees	348	1,305
Amortization of convertible debt discount	-	2,643
Deferred taxes, net	(69)	7,569
Other adjustments, net	863	(2,000)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	20,825	24,545
Inventories	(10,994)	(34,074)
Other current assets	(7,261)	(12,058)
Other long-term assets	1,308	(20,935)
Accounts payables, other current liabilities, and taxes payable	2,953	11,311
Wages and benefits payable	(13,358)	(29,383)
Unearned revenue	9,740	15,693
Warranty	(3,357)	6,445
Other operating, net	(3,992)	1,320
Net cash provided by operating activities	54,003	36,013

Investing activities
Acquisitions of property, plant, and equipment	(12,043)	(11,250)
Business acquisitions, net of cash equivalents acquired	(860)	(14,829)
Other investing, net	283	305
Net cash used in investing activities	(12,620)	(25,774)

Financing activities
Payments on debt	(13,750)	(52,919)
Issuance of common stock	978	1,142
Repurchase of common stock	(10,594)	-
Other financing, net	140	(589)
Net cash used in financing activities	(23,226)	(52,366)

Effect of foreign exchange rate changes on cash and cash equivalents	3,195	6,062
Increase (decrease) in cash and cash equivalents	21,352	(36,065)
Cash and cash equivalents at beginning of period	133,086	169,477
Cash and cash equivalents at end of period	$154,438	$133,412

Itron, Inc.

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and non-recurring discrete cash and non-cash charges that are infrequent in nature such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, expenses related to amortization of intangible assets are now decreasing, which is improving GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment, amortization of debt placement fees and amortization of convertible debt discount. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible asset expenses, restructuring expense and goodwill impairment and (c) exclude the tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. Management compensates for this limitation by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant, and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of non-GAAP operating income apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2012	2011
NON-GAAP OPERATING EXPENSE - ENERGY
Energy - GAAP operating expense	$96,438	$94,415
Amortization of intangible assets	(8,632)	(11,325)
Restructuring expense	(603)	-
Energy - Non-GAAP operating expense	$87,203	$83,090

NON-GAAP OPERATING EXPENSE - WATER
Water - GAAP operating expense	$32,565	$30,541
Amortization of intangible assets	(3,281)	(4,272)
Restructuring expense	(18)	-
Water - Non-GAAP operating expense	$29,266	$26,269

NON-GAAP OPERATING EXPENSE - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating expense	$14,481	$9,933
Restructuring expense	(168)	-
Acquisition related expenses	(2,021)	-
Corporate unallocated - Non-GAAP operating expense	$12,292	$9,933

NON-GAAP OPERATING EXPENSE
Total Company - GAAP operating expense	$143,484	$134,889
Amortization of intangible assets	(11,913)	(15,597)
Restructuring expense	(789)	-
Acquisition related expenses	(2,021)	-
Total Company - Non-GAAP operating expense	$128,761	$119,292

NON-GAAP OPERATING INCOME
GAAP operating income	$39,621	$50,089
Amortization of intangible assets	11,913	15,597
Restructuring expense	789	-
Acquisition related expenses	2,021	-
Non-GAAP operating income	$54,344	$65,686

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income	$25,353	$27,120
Amortization of intangible assets	11,913	15,597
Amortization of debt placement fees	348	1,254
Amortization of convertible debt discount	-	2,643
Restructuring expense	789	-
Acquisition related expenses	2,021	-
Income tax effect of non-GAAP adjustments	(4,005)	(6,096)
Non-GAAP net income	$36,419	$40,518

Non-GAAP diluted EPS	$0.91	$0.99

Weighted average common shares outstanding - Diluted	40,216	41,045

ADJUSTED EBITDA
GAAP net income	$25,353	$27,120
Interest income	(193)	(308)
Interest expense	2,437	12,114
Income tax provision	9,629	9,567
Depreciation and amortization	27,227	31,531
Restructuring expense	789	-
Acquisition related expenses	2,021	-
Adjusted EBITDA	$67,263	$80,024

FREE CASH FLOW
Net cash provided by operating activities	$54,003	$36,013
Acquisitions of property, plant, and equipment	(12,043)	(11,250)
Free Cash Flow	$41,960	$24,763

CONTACT:
Itron, Inc.
Barbara Doyle
Vice President, Investor Relations
509-891-3443
barbara.doyle@itron.com
or
Marni Pilcher
Director, Investor Relations
509-891-3847
marni.pilcher@itron.com